UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2020

(Commission File Number)	(Exact Name of Registrant as Specified in Its Charter) (Address of Principal Executive Offices) (Zip Code) (Telephone Number)	(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
1-9516	ICAHN ENTERPRISES L.P. 16690 Collins Ave, PH-1 Sunny Isles Beach, FL 33160 (305) 422-4100	Delaware	13-3398766

333-118021-01	ICAHN ENTERPRISES HOLDINGS L.P. 16690 Collins Ave, PH-1 Sunny Isles Beach, FL 33160 (305) 422-4100	Delaware	13-3398767

(Former Name or Former Address, if Changed Since Last Report)

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Depositary Units of Icahn Enterprises L.P. Representing Limited Partner Interests	IEP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 31, 2020, Icahn Enterprises L.P. (“Icahn Enterprises”) and Icahn Enterprises Finance Corp. (together with Icahn Enterprises, the “Company”) caused the Trustee (as defined below) to deliver on the Company’s behalf a notice of conditional redemption to holders of the Company’s outstanding 6.250% Senior Notes due 2022 (the “2022 Notes”), informing such holders that the Company will, subject to the conditions precedent described below, redeem any and all 2022 Notes, which were issued under an indenture, dated as of January 18, 2017, among the Company, Icahn Enterprises Holdings L.P., as guarantor, and Wilmington Trust, National Association, as trustee (the “Trustee”). The redemption is subject to the satisfaction of the following conditions precedent: (i) on or prior to the Redemption Date (as defined below), the receipt by the Company of net proceeds in an amount equal to at least $1,205,000,000 (or such other amount as may be determined by the Company in its sole discretion and provided that, for the avoidance of doubt, if such amount received is less than $1,205,000,000, then as set forth in the notice of conditional redemption, the Company does instead elect to redeem the maximum aggregate principal amount of 2022 Notes possible using such net proceeds as determined by the Company in its sole discretion) from one or more debt transactions and other related transactions, in each case in a form, on terms, subject to conditions and pursuant to documentation satisfactory to the Company in its sole discretion (collectively, the “Debt Transactions”) and (ii) at least one business day prior to the Redemption Date, the delivery to the Trustee of written notice by the Company (in its sole discretion) to the effect that such consummation of the Debt Transactions has occurred (as so determined and as and to the extent so required by the Company) and the principal amount of the 2022 Notes to be redeemed. If the conditions precedent are satisfied, the redemption date (the “Redemption Date”) will be February 1, 2020 (subject to delay in the Company’s sole discretion until such time as the conditions precedent are satisfied), and the redemption price will be equal to 100.000% of the principal amount of the 2022 Notes redeemed, plus accrued and unpaid interest and special interest, if any, thereon to, but not including, the Redemption Date. If less than all 2022 Notes are redeemed, the 2022 Notes will be selected for redemption on a pro rata basis or in accordance with the applicable requirements of The Depository Trust Company and, after the Redemption Date, upon surrender of a 2022 Note that is redeemed in part, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original 2022 Note. In the event that the conditions precedent are not satisfied by the Redemption Date (as originally established or as delayed in the Company’s sole discretion), the notice of conditional redemption will be rescinded and of no force and effect, and no portion of the 2022 Notes will be deemed to have been called for redemption.

The above description of the notice of conditional redemption is not complete and is qualified in its entirety by reference to the notice of conditional redemption, which is filed hereto as Exhibit 99.1 and is incorporated by reference herein.

This Current Report on Form 8-K does not constitute a notice of redemption of the 2022 Notes. There can be no assurances that the conditions precedent to the redemption will be satisfied or that the redemption will occur.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Notice of Conditional Redemption, dated as of December 31, 2020
104	Cover Page Interactive Data File (formatted in Inline XBRL in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P. (Registrant)

	By:	Icahn Enterprises G.P. Inc., its general partner

		By:	/s/ Ted Papapostolou
Date: December 31, 2020			Ted Papapostolou Chief Accounting Officer

ICAHN ENTERPRISES HOLDINGS L.P. (Registrant)

	By:	Icahn Enterprises G.P. Inc., its general partner

		By:	/s/ Ted Papapostolou
Date: December 31, 2020			Ted Papapostolou Chief Accounting Officer